EXHIBIT  23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of American Annuity Group, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 1998, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                  ERNST & YOUNG LLP


Cincinnati, Ohio
April 30, 1998